Exhibit 32.1

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Hana Biosciences, Inc. does hereby certify that to the best of his knowledge:

(a) the Quarterly Report on Form 10-Q of Hana Biosciences, Inc. for the six months ended June 30, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Hana Biosciences, Inc.

Dated: August 13, 2010	/s/ Steven R. Deitcher, MD
Steven R. Deitcher, MD
President and Chief Executive Officer

Dated: August 13, 2010	/s/ Craig W. Carlson
Craig W. Carlson Vice President, Chief Financial Officer